UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

VIEWRAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37725	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Thermo Fisher Way

Oakwood Village, Ohio 44146

(Address of principal executive offices, including zip code)

(440) 703-3210

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On April 11, 2016, the Board of Directors (the “Board”) of ViewRay, Inc. (the “Company”) appointed Henry A. McKinnell, Jr., Ph.D., to serve as a Class I director of the Company until the Company’s 2016 Annual Meeting of Stockholders, filling an existing vacancy.

As a non-employee director, Dr. McKinnell was granted an option to purchase 19,556 shares of the Company’s common stock with an exercise price of $4.45 per share, which is equal to the closing sales price per share of the Company’s common stock on the Nasdaq Stock Market on April 11, 2016, pursuant to the terms of the Company’s Equity Incentive Plan and is eligible to receive an annual cash retainer of $40,000 for service on the Board. In addition, the Company expects to enter into an indemnification agreement with Dr. McKinnell in connection with his appointment to the Board, which is expected to be in substantially the same form as that entered into with the other directors of the Company. There are no arrangements or understandings between Dr. McKinnell and any other persons pursuant to which he was elected as a director.

Dr. McKinnell currently serves as Chairman of the Board of Moody’s Corporation since April 2012, for which he has been a director since October 1997, and Chairman of the Board of the Accordia Global Health Foundation, for which he has been a director since September 2003. Dr. McKinnell served as the Chief Executive Officer of Optimer Pharmaceuticals, Inc. from February 2013 until October 2013, as Chairman of the Board from April 2012 until October 2013 and as a director from January 2011 until October 2013. Dr. McKinnell also served on the Board of Emmaus Life Sciences, Inc. from May 2010 and served as Chairman from May 2011 until leaving the Board in September 2015. He also served as a director of Angiotech Pharmaceuticals, Inc. from May 2008 until 2011. From 1971 until his retirement in 2006, Dr. McKinnell was associated with Pfizer Inc., including serving as Pfizer’s Chief Executive Officer from January 2001 to July 2006 and Chairman of its Board from May 2001 until December 2006. Dr. McKinnell previously served as director of ExxonMobil Corporation from 2002 to 2007 and John Wiley & Sons from 1996 to 2005. Dr. McKinnell has also chaired the Business Roundtable, an association of Chief Executive Officers leading U.S. companies with $7 trillion in annual revenues, the Health Industry Manufacturers Association (now known as AdvaMed), the Pharmaceutical Research and Manufacturers of America, the Food and Drug Law Institute, Stanford University Graduate School of Business Advisory Council and the Connecticut Science Center. Dr. McKinnell also served as Vice Chairman of the World Economic Forum. Dr. McKinnell holds a Bachelor’s Degree in business from the University of British Columbia, and M.B.A. and Ph.D. degrees from the Stanford University Graduate School of Business.

A copy of the press release announcing the appointment of Dr. McKinnell as a member of the Board is filed as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated April 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWRAY, INC.

Date: April 12, 2016	By:	/s/ Chris A. Raanes
	Name:	Chris A. Raanes
	Title:	Chief Executive Officer